Exhibit 10.8

Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Department of Health and Human Services National Institutes of Health	Federal Award Date: 04/26/2019
NATIONAL INSTITUTE ON AGING

Grant Number:	4R44AG062015-02
FAIN:	R44AG062015

Principal Investigator(s):

Joshua M Hare, MD

Anthony Andrew Oliva (contact), PHD

Project Title: A Phase 2b Clinical Trial to Study the Efficacy of Longeveron Mesenchymal Stem Cells (LMSCs) to Treat Aging Frailty

Ms. Page, Suzanne , JD
Chief Operating Officer
1951 NW 7th Ave.

Ste. 520
Miami, FL 331361112

Award e-mailed to: spage@longeveron.com

Period Of Performance:

Budget Period: 05/01/2019 – 02/28/2020

Project Period: 09/30/2018 – 02/28/2021

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $1,983,531 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to LONGEVERON, LLC in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 15 USC 638 42 CFR 52 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute On Aging of the National Institutes of Health under Award Number R44AG062015. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with the 2011 revised regulation at 42 CFR Part 50 Subpart F. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

Ryan Blakeney
Grants Management Officer
NATIONAL INSTITUTE ON AGING

Additional information follows

SECTION I – AWARD DATA – 4R44AG062015-02

Award Calculation (U.S. Dollars)
Salaries and Wages	$256,904
Fringe Benefits	$56,911
Personnel Costs (Subtotal)	$313,815
Equipment	$100,000
Materials & Supplies	$313,564
Travel	$8,000
Other	$700,000
Publication Costs	$5,000
ADP/Computer Services	$5,000

Federal Direct Costs	$1,445,379
Federal F&A Costs	$538,152
Approved Budget	$1,983,531
Total Amount of Federal Funds Obligated (Federal Share)	$1,983,531
TOTAL FEDERAL AWARD AMOUNT	$1,983,531

AMOUNT OF THIS ACTION (FEDERAL SHARE)	$1,983,531

SUMMARY TOTALS FOR ALL YEARS

YR	THIS AWARD	CUMULATIVE TOTALS
2	$1,983,531	$1,983,531
3	$1,974,282	$1,974,282

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

Fiscal Information:
CFDA Name:	Aging Research
CFDA Number:	93.866
EIN:	1472174146A1
Document Number:	RAG062015B
PMS Account Type:	P (Subaccount)
Fiscal Year:	2019

IC	CAN	2019	2020
AG	8470732	$1,983,531	$1,974,282

Recommended future year total cost support, subject to the availability of funds and satisfactory progress of the project

NIH Administrative Data:

PCC: 4CCTSSR / OC: 414E / Released: BLAKENEYR 04/23/2019

Award Processed: 04/26/2019 12:02:33 AM

SECTION II – PAYMENT/HOTLINE INFORMATION – 4R44AG062015-02

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 4R44AG062015-02

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.

b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.

c.	45 CFR Part 75.

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d.	National Policy Requirements and all other requirements described in the NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.

e.	Federal Award Performance Goals: As required by the periodic report in the RPPR or in the final progress report when applicable.

f.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

Research and Development (R&D): All awards issued by the National Institutes of Health (NIH) meet the definition of “Research and Development” at 45 CFR Part§ 75.2. As such, auditees should identify NIH awards as part of the R&D cluster on the Schedule of Expenditures of Federal Awards (SEFA). The auditor should test NIH awards for compliance as instructed in Part V, Clusters of Programs. NIH recognizes that some awards may have another classification for purposes of indirect costs. The auditor is not required to report the disconnect (i.e., the award is classified as R&D for Federal Audit Requirement purposes but non-research for indirect cost rate purposes), unless the auditee is charging indirect costs at a rate other than the rate(s) specified in the award document(s).

This award is subject to the life cycle certification requirements set forth in Section 18.5.5.4 of the NIH Grants Policy Statement. Awardees are not required to submit this certification directly to NIH but must instead complete the certification, maintain it on file in accordance with the records and retention policy in Section 8.4.2 of the NIH Grants Policy Statement, and make these certifications available to Federal officials upon request.

A certification is required at the following times:

●	For SBIR Phase I Awardees: At the time of receiving final payment or disbursement from the Payment Management System.

●	For SBIR Phase II Awardees: Prior to receiving more than 50% of the total award amount and prior to final payment or disbursement from the Payment Management System.

If the grantee cannot complete this certification or cannot ensure compliance with the certification process, it should notify the GMO immediately. If resolution cannot be reached, the GMO will void or terminate the grant, as appropriate.

The certification form is available in fillable format at: http://grants.nih.gov/grants/forms.htm#sbir.

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the System for Award Management (SAM). Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

This award has been assigned the Federal Award Identification Number (FAIN) R44AG062015. Recipients must document the assigned FAIN on each consortium/subaward issued under this award.

Based on the project period start date of this project, this award is likely subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170. There are conditions that may exclude this award; see http://grants.nih.gov/grants/policy/awardconditions.htm for additional award applicability information.

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In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the “responsible party” must register “applicable clinical trials” on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials_fdaaa/

In accordance with the regulatory requirements provided at 45 CFR 75.113 and Appendix XII to 45 CFR Part 75, recipients that have currently active Federal grants, cooperative agreements, and procurement contracts with cumulative total value greater than $10,000,000 must report and maintain information in the System for Award Management (SAM) about civil, criminal, and administrative proceedings in connection with the award or performance of a Federal award that reached final disposition within the most recent five-year period. The recipient must also make semiannual disclosures regarding such proceedings. Proceedings information will be made publicly available in the designated integrity and performance system (currently the Federal Awardee Performance and Integrity Information System (FAPIIS)). Full reporting requirements and procedures are found in Appendix XII to 45 CFR Part 75. This term does not apply to NIH fellowships.

Treatment of Program Income:

Additional Costs

SECTION IV – AG Special Terms and Conditions – 4R44AG062015-02

Clinical Trial Indicator: Yes
This award supports one or more NIH-defined Clinical Trials. See the NIH Grants Policy Statement Section 1.2 for NIH definition of Clinical Trial.

Restriction: Recruitment for this award is restricted until an NIA-appointed Data and Safety Monitoring Board has met and approved the study’s IRB-approved protocol and consent documents, and manual of procedure.

This award includes funds for twelve months of support. The competing budget period is awarded for less than 12 months. Continuation awards will cycle each year on March 1. The Research Performance Progress Reports (RPPR) are due 45 days prior to this date.

Intellectual property rights: Normally, the awardee(s) organization retains the principal worldwide patent rights to any invention developed with United States Government support. Under Title 37 Code of Federal Regulations Part 401, the Government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Extramural Invention Reporting and Technology Resources Branch, OPERA, NIH, 6701 Rockledge Drive, MSC 7750, Bethesda, MD 20892-7750, (301) 435-1986. For additional information, access the NIH link on the Interagency Edison web site at www.iedison.gov which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the Government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the Government release any information that is part of that patent application.

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The fee provided as part of this Notice of Grant Award is in addition to direct and facilities and administrative costs. The fee is to be drawn down from the DHHS Payment Management System in increments proportionate to the draw-down of costs.

Allowable costs conducted by for-profit organizations will be determined by applying the cost principles of Contracts with Commercial Organizations set forth in 48 CFR, Subpart 31.2.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: John Bladen

Email: bladenj@nia.nih.gov Phone: 301-496-1472 Fax: 301-402-3672

Program Official: Sergei Romashkan

Email: romashks@nia.nih.gov Phone: (301) 435-3047 Fax: (301) 402 - 1784

SPREADSHEET SUMMARY

GRANT NUMBER: 4R44AG062015-02

INSTITUTION: LONGEVERON, LLC

Budget	Year 2	Year 3
Salaries and Wages	$256,904	$256,904
Fringe Benefits	$56,911	$56,911
Personnel Costs (Subtotal)	$313,815	$313,815
Equipment	$100,000	$100,000
Materials & Supplies	$313,564	$306,958
Travel	$8,000	$8,000
Other	$700,000	$700,000
Publication Costs	$5,000	$5,000
ADP/Computer Services	$5,000	$5,000
TOTAL FEDERAL DC	$1,445,379	$1,438,773
TOTAL FEDERAL F&A	$538,152	$535,509
TOTAL COST	$1,983,531	$1,974,282

Facilities and Administrative Costs	Year 2	Year 3
F&A Cost Rate 1	40%	40%
F&A Cost Base 1	$1,345,379	$1,338,773
F&A Costs 1	$538,152	$535,509

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